SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2004

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	0-49928 (Commission File Number)	75-2768656 (I.R.S. Employer Identification No.)

202 W. Colorado Street La Grange, Texas (Address of principal executive offices)		78945 (Zip Code)

Registrant’s telephone number, including area code: (979) 968-8451

Item 5. Other Events and Regulation FD Disclosure

     On April 29, 2004, Texas United Bancshares, Inc., a Texas corporation (“Texas United”), the parent company of State Bank, La Grange, Texas, and GNB Bancshares, Inc., a Texas corporation (“GNB”), the parent company of GNB Financial, n.a., Gainesville, Texas, entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which GNB will merge with and into Texas United.

     Under the terms of the Agreement, Southern Financial shareholders will receive approximately 1,415,384 shares of Texas United common stock, subject to adjustment, and $18.4 million in cash. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the shareholders of GNB and Texas United. The merger is currently expected to be completed in the third quarter of 2004.

     The news release announcing the transaction is included as Exhibit 99.1 to this current report and is incorporated herein by reference.

     The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 7. Financial Statements and Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 29, 2004, by and between Texas United Bancshares, Inc. and GNB Bancshares, Inc.

Exhibit 99.1	News Release issued by Texas United dated April 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC.
Dated: April 30, 2004	By:	/s/ L. Don Stricklin
L. Don Stricklin
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of April 29, 2004, by and between Texas United Bancshares, Inc. and GNB Bancshares, Inc.

Exhibit 99.1	News Release issued by Texas United dated April 29, 2004.